24(b)(4)(b)(ii)

               SPOUSAL GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER

THIS RIDER IS EFFECTIVE ON THE RIDER DATE. ELECTION OF THIS RIDER IS IRREVOCABLE AND MAY ONLY BE TERMINATED AS PROVIDED IN THE TERMINATION PROVISION BELOW. EXCEPT WHERE THIS RIDER PROVIDES OTHERWISE, IT IS A PART OF, AND SUBJECT TO, THE OTHER TERMS AND CONDITIONS OF THE CONTRACT TO WHICH IT IS ATTACHED, INCLUDING APPLICABLE QUALIFIED PLAN PROVISIONS ADDED BY ENDORSEMENT. IF THIS RIDER IS ADDED TO A PREVIOUSLY ISSUED CONTRACT, IT REPLACES AND SUPERCEDES ANY OTHER PREVIOUSLY ISSUED GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER TO THE CONTRACT.

SPECIFICATIONS

ADDITIONAL PAYMENT LIMIT:        [$100,000]

BONUS PERIOD:                    First [10] Contract Years after the later of the Rider Date or the
                                 Contract Anniversary after the youngest Covered Person's attained age [61], but not later than the oldest Annuitant's attained age
                                 [95]. A new [10] year Bonus Period will begin upon a Step-Up on or after the youngest Covered Person's attained age [61] but not later than the oldest Annuitant's attained age [95].

BONUS PERCENTAGE:                Determined On
                                 Contract Anniversaries              Bonus Percentage is
                                 ---------------------------------   -------------------
                                 [On or prior to the youngest
                                 Covered Person's [60th] birthday]           [0%]

                                 [On or after the youngest                   [5%]
                                 Covered Person's [61st] birthday]

COVERED PERSONS:                 [John Doe]
                                 [Jane Doe]

LIFETIME INCOME DATE:            [12/01/2025]

LIFETIME INCOME PERCENTAGE:      [Youngest] Covered
                                 Person's Age at
                                 [Contract Anniversary
                                 Prior to Withdrawal]                     Percentage
                                 ---------------------------------   -------------------
                                 [61- 74]                                    [4%]
                                 [75 and over]                               [6%]

MAXIMUM ADDITIONAL PAYMENT AGE   [On or after the oldest Owner's or Annuitant's (if the Owner is a non-natural person) attained age [81]]

MAXIMUM BENEFIT BASE:            [$5,000,000]

MAXIMUM RIDER FEE PERCENTAGE:    [1.20%]

RIDER DATE:                      [12/01/2008]

RIDER FEE PERCENTAGE:            [0.85%]


BR005Q.07-NY                           1                                  Nation

STEP-UP DATE:                        Frequency        Beginning          Ending
                                 ----------------   -------------   ----------------
                                 [Every year]       on the 1st      on the
                                                    Contract        Contract
                                                    Anniversary     Anniversary
                                                    following the   following the
                                                    Rider Date.     oldest
                                                                    Owner's or
                                                                    Annuitant's
                                                                    [95th] birthday.


BR005Q.07-NY                            2                                 Nation

DEFINITIONS

The following definitions are applicable to this Rider only:

BENEFIT BASE                   The Benefit Base is the total amount used for the
                               sole purpose of calculating future periodic
                               withdrawals under this Rider. The Benefit Base is
                               not used in calculating the Contract Value or any
                               other guaranteed benefits. The Benefit Base
                               cannot be withdrawn in a lump sum and will not
                               exceed the Maximum Benefit Base shown in the
                               Specifications above.

COVERED PERSONS                The Covered Persons are named in the
                               Specifications above. The Covered Persons must be
                               spouses and Co-Owners of the Contract or one
                               spouse must be the Owner (or the Annuitant if the
                               Owner is a non-natural person) and the other
                               spouse must be the Beneficiary. A spouse must
                               qualify as a "spouse" under federal law in order
                               to be a Covered Person. A Covered Person who is
                               removed as Owner, Annuitant or Beneficiary of the
                               Contract, will no longer be a Covered Person. An
                               Owner, Annuitant or Beneficiary named after the
                               Rider Date will not be a Covered Person under
                               this Rider.

LIFETIME INCOME AMOUNT (LIA)   The Lifetime Income Amount is the amount that is
                               guaranteed to be available each Contract Year for
                               withdrawal during the life of either Covered
                               Person while this Rider is in effect. The LIA
                               reduces to zero upon the death of the last
                               Covered Person or upon a change in Owner,
                               Beneficiary or Annuitant that removes the last
                               Covered Person from the Contract as an Owner,
                               Beneficiary or Annuitant.

LIFETIME INCOME DATE           The Lifetime Income Date is the earliest date on
                               which the initial LIA is calculated. This date is
                               shown in the Specifications above.

WITHDRAWALS                    The amount withdrawn, including any applicable
                               Withdrawal Charges.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT

This benefit guarantees that each Contract Year during the life of either Covered Person after the Lifetime Income Date, you may take Withdrawals up to an amount equal to the LIA, even if your Contract Value reduces to zero. The LIA is described below in the "Calculation of Lifetime Income Amount (LIA)" provision.

EFFECT OF THIS BENEFIT ON CONTRACT

All Withdrawals under this Rider will reduce your Contract Value on a dollar-for-dollar basis. The Death Benefit provided by the Contract is also reduced by Withdrawals under this Rider. Withdrawals will reduce the Death Benefit as described in the Contract or any applicable Death Benefit rider.


BR005Q.07-NY                            3                                 Nation

ADDITIONAL PAYMENT LIMITS

The following limits on Additional Payments are in addition to any Payment limitations described in your Contract.

No Additional Payment will be accepted without our prior approval on or after the later of the first Contract Anniversary following the Rider Date or the Contract Anniversary after the oldest Owner's age 65 that either:

     (a) exceeds the Additional Payment Limit, shown in the Specifications above or

     (b) causes the total of all Additional Payments received since the first Contract Anniversary following the Rider Date to exceed such Additional Payment Limit.

In addition to the above restrictions, no Additional Payments will be accepted after the Maximum Additional Payment Age shown in the Specifications above. Notwithstanding the above, we reserve the right to refuse to accept Additional Payments at any time after the later of the first Contract Anniversary following the Rider Date or the Contract Anniversary after the oldest Owner's age 65.

CALCULATION OF BENEFIT BASE

If this Rider is issued on the Contract Date, the initial Benefit Base equals the amount of your initial Payment(s) to the Contract.

If you add this Rider after the Contract Date but prior to the first Contract Anniversary, then we will calculate the Benefit Base as if this Rider had been issued on the Contract Date.

If you add this Rider on or after the first Contract Anniversary then the initial Benefit Base equals the Contract Value on the Rider Date.

The Benefit Base may increase as a result of Additional Payments, Bonuses or Step-Ups and may decrease as a result of Withdrawals as described below. In no event will the Benefit Base exceed the Maximum Benefit Base, shown in the Specifications above.

ADDITIONAL PAYMENTS

Each time an Additional Payment is received prior to the Lifetime Income Date, the Benefit Base will increase by the amount of that Additional Payment. After the Lifetime Income Date, an increase to the Benefit Base due to an Additional Payment is determined as follows:

     (a) If there have been no Additional Payments, Step-Ups or decreases in Benefit Base since the Lifetime Income Date, then all Withdrawals since the Lifetime Income Date will be deducted from the Additional Payment. Any Additional Payment remaining after that deduction will be applied to the Benefit Base.

     (b) If the Benefit Base has been adjusted due to Additional Payments, Step-Ups or Withdrawals, then the current Additional Payment will be reduced by Withdrawals less the amount of Additional Payments that have not adjusted the Benefit Base. The Withdrawals and Additional Payments that have not adjusted the Benefit Base are determined beginning with the most recent (i) increase in Benefit Base by an Additional Payment, or (ii) Step-Up, or (iii) decrease due to a Withdrawal. Any amount of the current Additional Payment remaining after the reduction will be applied to the Benefit Base.


BR005Q.07-NY                            4                                 Nation

BONUS

On each Contract Anniversary during the Bonus Period, we will determine the Bonus payable if no Withdrawals are taken during the Contract Year. The Bonus is equal to the Bonus Percentage for that Contract Anniversary as shown in the Specifications multiplied by:

     (a) total Payments applied to the Benefit Base, if this Rider is issued on the Contract Date, or

     (b) the initial Benefit Base, increased by the Payments applied to the Benefit Base (as described in the "Additional Payments" provision in this section) since the Rider Date, if this Rider is added after the Contract Date.

If however, the Benefit Base was previously Stepped-Up (as described below in the "Step-Up" provision) and/or decreased (as described below in the "Effect of Withdrawals" provisions), then the Bonus will equal the Bonus Percentage multiplied by the Benefit Base immediately after the latest Step-Up or decrease, increased by any Payments applied to the Benefit Base since such latest Step-Up or decrease.

If any Payments are applied to the Benefit Base during the Contract Year, the Bonus will be increased by the Bonus Percentage multiplied by the amount of the Payment applied to the Benefit Base.

If there are no Withdrawals during the Contract Year, the Bonus will be added to the Benefit Base on the immediately-following Contract Anniversary.

STEP-UP

If the Contract Value on any Step-Up Date is greater than the Benefit Base on that date, the Benefit Base will automatically Step-Up to an amount equal to the Contract Value on that Step-Up Date. If the Rider Fee Percentage would increase as a result of a Step-Up as described below in the "Rider Fee" provision, you will receive advance notice of the increase in the Rider Fee Percentage and be given the opportunity to decline the automatic Step-Up. If we increase the fee and you decline an automatic Step-Up, you will have the option to elect to Step-Up within 30 days following any subsequent Step-Up Date and this election will resume automatic Step-Ups.

EFFECT OF WITHDRAWALS PRIOR TO THE LIFETIME INCOME DATE

Any Withdrawals prior to the Lifetime Income Date will decrease the Benefit Base in the same proportion as the amount of the Withdrawal divided by the Contract Value prior to the Withdrawal.

EFFECT OF WITHDRAWALS ON OR AFTER THE LIFETIME INCOME DATE

Any Withdrawals on or after the Lifetime Income Date, will not reduce the Benefit Base if total Withdrawals during a Contract Year are less than or equal to the LIA. If a Withdrawal causes total Withdrawals during a Contract Year to exceed the LIA or if total Withdrawals during a Contract Year already exceeded the LIA, then the Benefit Base will decrease in the same proportion as the amount of the Withdrawal divided by the Contract Value prior to the Withdrawal.

See "Examples of Excess Withdrawal".

Notwithstanding the Withdrawal discussions above, a decrease of the Benefit Base will not result when all Withdrawals during the Contract Year are Life Expectancy Distributions elected under an automatic distribution program, provided by us, even if such Life Expectancy Distributions exceed the LIA for the Contract Year. (See the "Life Expectancy Distributions" provision.)


BR005Q.07-NY                            5                                 Nation

CALCULATION OF LIFETIME INCOME AMOUNT (LIA)

The initial LIA is equal to the applicable Lifetime Income Percentage listed in the Specifications multiplied by the Benefit Base on the later of: (a) the Rider Date or (b) the Lifetime Income Date (see "Calculation of Benefit Base" provision above). The LIA will not be determined before the Lifetime Income Date.

Each time the Benefit Base is changed after the Lifetime Income Date, then the new LIA will equal the applicable Lifetime Income Percentage listed in the Specifications multiplied by the new Benefit Base.

LIFE EXPECTANCY DISTRIBUTIONS

For purposes of this Rider, Life Expectancy Distributions are distributions within a calendar year that:

     (a) are part of a series of substantially equal periodic payments over the Owner's Life Expectancy (or, if applicable, the joint Life Expectancy of the Owner and the Owner's spouse); and

     (b) are paid to the Owner as required or contemplated by Code Section 401(a)(9), Section 403(b)(10), Section 408(b)(3), or Section 408A(c),
          as the case may be ("Qualified Death Benefit Stretch Distributions" and "Required Minimum Distributions"); and

     (c) are the Contract's proportional share of all such distributions as determined by the Company and based on the Company's understanding of the Code.

For purposes of this "Life Expectancy Distributions" provision, references to Owner also include the Beneficiary, as applicable.

We reserve the right to make any changes necessary to comply with the Code and Treasury Regulations.

SETTLEMENT PHASE

When the Rider enters its Settlement Phase, the Contract will continue but all other rights and benefits under the Contract, including death benefits, will terminate and additional Payments will not be accepted. The Rider Fee will not be deducted during the Rider's Settlement Phase.

The Rider will enter its Settlement Phase if the Contract Value reduces to zero, Withdrawals during the Contract Year do not exceed the LIA but the Benefit Base is still greater than zero. You will automatically receive settlement payments each Contract Year equal to the LIA during the life of either Covered Person. If the Settlement Phase is entered prior to the Lifetime Income Date, then settlement payments will begin on or after the Lifetime Income Date.

The settlement payments will be paid no less frequently than annually. You may choose among the frequencies that we make available at the time settlement payments begin.

If the last Covered Person dies during the Settlement Phase, then this Rider terminates and no additional settlement payments will be paid.

EFFECT OF PAYMENT OF DEATH BENEFIT

If the last Covered Person dies while this Rider is in effect, this Rider terminates and no further benefits are paid under this Rider.


BR005Q.07-NY                            6                                 Nation

RIDER FEE

To compensate us for assuming risks associated with this Rider, we charge an annual Rider Fee. The Rider Fee is deducted on each Contract Anniversary. The Rider Fee is withdrawn from each Investment Option in the same proportion that the value of Investment Accounts of each Investment Option bears to the Contract Value. The amount of the Rider Fee is equal to the Rider Fee Percentage, shown in the Specifications above, multiplied by the "Adjusted Benefit Base." The Adjusted Benefit Base is the Benefit Base that was available on the prior Contract Anniversary adjusted for subsequent Payments applied to the Benefit Base during the Contract Year prior to the current Contract Anniversary.

If a Withdrawal is taken on any date other than the Contract Anniversary and such Withdrawal reduces the Contract Value to zero, we will deduct a pro rata share of the Rider Fee from the amount otherwise payable. In the case of such a total Withdrawal, a pro rata share of the Rider Fee is equal to the Rider Fee Percentage, shown in the Specifications above, multiplied by the Adjusted Benefit Base, defined above, and then multiplied by the number of days that have elapsed since the previous Contract Anniversary and divided by 365. For purposes of determining the Rider Fee, a total Withdrawal will be deemed to have been taken on the date the Death Benefit is determined and once an Annuity Option has been elected. The Rider Fee will not be deducted during the Rider's Settlement Phase. The Rider Fee will not be deducted after the Maturity Date if an Annuity Option has commenced.

If the Beneficiary does not take the Death Benefit as a lump sum under the terms of the Contract and the Rider continues, the Rider Fee will continue.

The initial Rider Fee Percentage is shown in the Specifications above. We reserve the right to increase the Rider Fee Percentage on the effective date of each Step-Up. In such a situation, the Rider Fee Percentage will never exceed the Maximum Rider Fee Percentage, shown in the Specifications above.

INVESTMENT OPTIONS

There are generally two types of Investment Options that may be available under Contracts issued with this Rider: Portfolios and Models. Portfolios and Models available initially are shown on the Contract's Specifications Page. The actual percentages initially allocated to certain Investment Options for the Portfolios and Models are also shown on the Contract's Specifications Page.

The Models and Portfolios available are selected to provide a diversification of risk necessary to ensure the Benefit provided under the Rider. If you choose to allocate to an available Model, we will require rebalancing of existing variable Investment Accounts, under the Model you have selected, to those percentages shown on the Contract Specifications Page. Such rebalancing will occur at the frequency specified on the Contract's "Available Investment Options" Specifications Page as the "Rebalancing Frequency".

In the future, certain Models or Portfolios may no longer be available for new Payments however previous allocations to such Models or Portfolios will be unaffected. We may also make new Models or Portfolios available subject to regulatory approval.

Initially, if you choose to allocate your Contract Value to the Portfolios, you may allocate in one or a combination of the Portfolios currently available. If you choose to allocate to a Model, you must allocate your entire Contract Value to only one of the Models available. In the future, subject to restrictions, we may provide more flexibility in allocating your Contract Value to a combination of the Models then available. We will provide at least 30 days prior notice of such changes to restrictions described herein.


BR005Q.07-NY                            7                                 Nation

You may transfer between a Model and available Portfolios, on any date, provided your entire Contract Value is transferred. Withdrawals are subject to all other conditions, limitations, restrictions or charges under the Contract. Withdrawals will be taken proportionately from Investment Options in effect at the time of each Withdrawal.

EXAMPLES OF EXCESS WITHDRAWAL

The following examples illustrate the effect of an excess withdrawal on the LIA and the Benefit Base.

EX.           BEFORE WITHDRAWAL                                     AFTER WITHDRAWAL
---   ---------------------------------                -----------------------------------------
 #       CV     BENEFIT BASE      LIA     WITHDRAWAL     CV(A)     BENEFIT BASE(B)       LIA
---   -------   ------------   --------   ----------   ---------   ---------------   -----------
 1    $25,000      $40,000     $[1,800]    $[2,000]    $[23,000]     $[36,800](C)    $[1,656](C)
 2    $60,000      $40,000     $[1,800]    $[2,000]    $[58,000]     $[38,667](D)    $[1,740](D)

(A) Example assumes no withdrawal charges apply to withdrawal.

(B) Benefit Base is reduced proportionately by excess withdrawals during the Contract Year.

(C)  In Example #1, Benefit Base = $[36,784] ($40,000 X $[2,000]/$25,000 =
     $[3,200]. $40,000 minus $[3,200] = $[36,800]); LIA = Lifetime Income
     Percentage multiplied by $[36,800] = $[1,656]

(D)  In Example #2, Benefit Base = $[38,667] ($40,000 X $[2,000]/$60,000 =
     $[1,333]. $40,000 minus $[1,333] = $[38,667]); LIA = Lifetime Income
     Percentage multiplied by $[38,667] = $[1,740]

TERMINATION

This rider will terminate upon the earlier of:

     (a) the date of the first Covered Person's death and the Beneficiary takes the Death Benefit as a lump sum under the terms of the Contract; or

     (b)  the date of the last Covered Person's death; or

     (c)  the date an Annuity Option commences; or

     (d) the date the Contract Value, the Benefit Base and the LIA all equal zero; or

     (e)  the date there is no longer a Covered Person under this Rider; or

     (f)  termination of the Contract.

ALTERNATE ANNUITY OPTIONS

In addition to the Annuity Options provided by your Contract, we offer the following Alternate Annuity Options on or after the later of the oldest Annuitant's 90th birthday or the 10th Contract Anniversary. We reserve the right to revise the availability of these options to comply with state laws and regulations or with federal Code or Treasury regulations.

JOINT LIA WITH CASH REFUND: This option is available if both Covered Persons remain under the Rider and they are the Annuitant and Co-Annuitant at election of this option. If you elect this option, we will make payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. After the death of the surviving Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the annuity payments made under this option.


BR005Q.07-NY                            8                                 Nation

The annual amount of the annuity payments will equal the greater of

     (a) the Lifetime Income Amount provided by this Guaranteed Minimum Withdrawal Benefit, if any, or

     (b) the annual amount determined by applying the Contract Value to a Cash Refund Joint Life Annuity Option on the guaranteed basis provided under the Contract. The Cash Refund Amount is the excess, if any, of the Contract Value at the Maturity Date over the sum of the annuity payments.

LIA WITH CASH REFUND: This option is available if only one Covered Person remains under the Rider and the Covered Person is the Annuitant. If you elect this option, we will make payments during the lifetime of the Annuitant. After the death of the Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the annuity payments made under this option.

The annual amount of the annuity payments will equal the greater of

     (a) the Lifetime Income Amount provided by this Guaranteed Minimum Withdrawal Benefit, if any, or

     (b) the annual amount determined by applying the Contract Value to a Cash Refund Annuity Option on the guaranteed basis provided under the Contract. The Cash Refund Amount is the excess, if any, of the Contract Value at the Maturity Date over the sum of the annuity payments.

MISCELLANEOUS

Except as modified by this Rider, the provisions of the Contract also apply to this Rider.

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK


[/s/ Emanuel Alves]
[Secretary]


BR005Q.07-NY                            9                                 Nation